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                                 EXHIBIT 99.1


FOR IMMEDIATE RELEASE


   ASK JEEVES TO ACQUIRE DIRECT HIT TECHNOLOGIES, ADDING AUTOMATED SEARCH
                  TECHNOLOGY TO CONNECT CUSTOMERS TO ANSWERS

ACQUISITION FURTHERS ASK JEEVES-Registered Trademark- POSITION AS A PROVIDER OF
              CUSTOMER TARGETING, CONVERSION AND RETENTION SERVICES

EMERYVILLE, CALIF., JANUARY 25, 2000 - Ask Jeeves, Inc. (Nasdaq: ASKJ), a leading provider of question answering services for consumers and companies on the Web, today announced it has signed a definitive agreement to acquire privately-held Direct Hit Technologies, Inc., a leading provider of award-winning search technology, in a tax-free, stock-for-stock transaction. The total consideration will be 5.12 million unregistered shares, representing approximately 12 percent pro-forma ownership of Ask Jeeves on a fully-diluted, treasury stock basis. Ask Jeeves will use Direct Hit's Popularity Engine, which tracks and organizes the Web sites and content that millions of people select every day, to help companies provide a broader and more relevant set of answers to their customers online.

         Across the Internet or within a company's Web site, Direct Hit leverages consumer intelligence to identify the most popular Web sites. Ask Jeeves believes that the addition of Direct Hit's popularity-based search, directory and shopping products will enable it to provide a higher quality experience for consumers looking for information and a more robust service for companies looking to target, acquire and retain customers.

         The acquisition, when completed, will also provide Ask Jeeves with a significant new business opportunity through expanded syndication of Direct Hit's popularity-based search service. Today, Direct Hit syndicates this service to brand name companies like AT&T WorldNet, About.com, Go2Net, InfoSpace.com and ZDNet. Through Ask Jeeves' and Direct Hit's combined services, Ask Jeeves will reach more than 80 million Web users, capture what nearly 10 million people ask for and find every day, and leverage the collective insight of one billion customer queries received to date.

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         "The technology we gain through this acquisition will allow us to combine human insight with advanced automated technology that can be scaled and implemented on company Web sites across the Internet. Now we can offer corporations an automated, intelligent service driven by customer preferences that can be up and running quickly," said Rob Wrubel, president and CEO of Ask Jeeves. "We will also expand the syndication of Direct Hit's search service to aggressively pursue new business-to-business and business-to-consumer market opportunities. We believe this puts us in a position to deliver greater value to our customers and our shareholders."

         Direct Hit's automated search technology aggregates and organizes online content by tracking the products, services and information people seek, the amount of time they spend at various Web sites, and how frequently they return. The core of Direct Hit's search technology is its Popularity Engine, which leverages a database of more than one billion search records and employs proprietary algorithms that dynamically rank the site selections of Internet users. Direct Hit assimilates this data into popularity rankings, reflecting consumer preferences for online information. This popularity-based technology is applied across Direct Hit's line of search products, which include Popularity, Search, Shopping and Directory Engines, and Personalized and Related Search.

         "Direct Hit is a natural fit for Ask Jeeves given both companies' focus on combining powerful technology with human input to provide a higher quality customer experience online," added Wrubel.

         Ask Jeeves will integrate Direct Hit's popularity-based, automated search technology across its Corporate Service, its Consumer Service at Ask.com and AJKids.com.

CORPORATE SERVICE

         Ask Jeeves plans to add Direct Hit's popularity-based search, directory and shopping products to its' Corporate Service to provide a more comprehensive and complete service for companies seeking to increase e-commerce conversion, reduce supports costs and improve overall customer satisfaction. Ask Jeeves believes that the addition of Direct Hit's automated line of products will provide Ask Jeeves with valuable cross-sell and up-sell opportunities. Ask Jeeves will be able to provide corporate customers with both information gleaned from their customer base and selected information about targeted customers Internet-wide. Ask Jeeves and Direct Hit customers will be able to take advantage of the combined companies' services, which will include popularity-based automated search, natural-language question answering, intelligent advisor and live help technologies and reporting analytics.

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CONSUMER SERVICE

         Ask Jeeves believes that the acquisition of Direct Hit, when completed, will nearly double the reach of its' Consumer Service. The combined unique users would place Ask Jeeves among the top 20 Web properties according to the November 1999 Media Metrix rankings. Visitors to Ask Jeeves at Ask.com or AJKids.com will now benefit from the experience of millions of Internet users to find the most popular Web site in response to their question.

         "By harnessing the vast number of choices being made each day by Internet searchers, it's as if millions of editors are classifying countless sites, identifying the best on the Web," said Mike Cassidy, president and CEO of Direct Hit. "From Internet-wide to site-specific search, we are extending Ask Jeeves' strategy to make it easier for customers to get answers through a robust platform for personal service on the Web."

TERMS

         Under the agreement, 5.12 million unregistered shares of Ask Jeeves' common stock will be exchanged for all outstanding shares, warrants and options of Direct Hit. The acquisition is expected to be accounted for as a purchase and is expected to close in the first quarter of 2000. The acquisition has been approved by the board of directors of each company and is subject to various closing conditions, including approval by the stockholders of Direct Hit.


ABOUT DIRECT HIT TECHNOLOGIES, INC.

         Direct Hit tracks the Web sites people find most useful for finding information or products online, learning from the search experience of millions of Internet users to deliver highly relevant search results. Direct Hit search results are also available at many major web sites, including the Microsoft Network; the Lycos Network; Go2Net; LookSmart; ZDNet; HotBot; InfoSpace; ICQ, a division of America Online; and ATT.Net. Direct Hit and Direct Hit partners have earned accolades from business and technology media, including Forbes Magazine, PC Magazine, and CNET. Founded in 1998, Direct Hit is based in Natick, Massachusetts. For more information visit www.directhit.com.


ABOUT ASK JEEVES, INC.

         Ask Jeeves provides natural-language question answering services for consumers and companies on the Web by allowing users to ask questions in plain English and be directed to Web sites containing the answer. The Consumer Question Answering Service at Ask.com makes

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it easier for people to quickly find relevant information, products and services online. The Corporate Question Answering Service, which provides question answering services for company Web sites, helps companies manage customer interactions for electronic commerce and support. Both services leverage Ask Jeeves' proprietary technology, using knowledge bases containing questions and answers to connect consumers to answers. For more information visit http://www.ask.com or call 510.985.7400.

                                      # # #

This news release contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to provide services to corporations that lead to higher conversion rates, increased ecommerce revenues, the company's ability to deliver increased value to its shareholders, and the ability to complete the acquisition of Direct Hit and successfully integrate Direct Hit products, services and staff into the Company. Results or events discussed may differ materially from actual future events or results. Readers are referred to the documents filed by Ask Jeeves, specifically its S-1 registration statement and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, which identify important risk factors such as the Company's limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, and other risks filed with the Securities and Exchange Commission.

Ask Jeeves is a registered trademark and Ask Jeeves for Kids and Ask.com are trademarks and/or service marks of Ask Jeeves, Inc. Other product and company names herein may be trademarks of their respective owners.